UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

MIT HOLDING, INC.
________________________________________________________
(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 West Fairmont Avenue, Suite 202
Savannah, Georgia 31406
__________________________________________
(Address of principal executive offices, including zip code)

(912) 925-1905
__________________________________________
(Registrant's telephone number, including area code)

Convention All Holdings, Inc., 45 Broadway, 2nd Floor, New York, NY 10006
(Former name or former address, if changed since last report)

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position, business and financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "should," "expect," "anticipate," "project," "designed," "estimate," "plan" and "continue." Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct.

These forward-looking statements are subject to certain risks, uncertainties and assumptions relating to Convention All Holdings, Inc. Factors that could cause actual results to differ materially from our expectations include those described below under “Risk Factors” beginning at page 18, as well as those detailed from time to time in the our filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying our forward-looking statements prove incorrect, our future performance and actual results of operations could vary significantly from those anticipated, projected, believed, expected, intended or implied. Although Convention Holdings believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither Convention Holdings nor any other person assumes responsibility for the accuracy and completeness of such statements. We undertake no obligation to update any of the forward-looking statements in this Report, which speak only as of the date they were made.

CAUTIONARY STATEMENT REGARDING
LACK OF PUBLIC INFORMATION ABOUT MIT

MIT Holding, Inc., a corporation formed under the laws of the State of Delaware (“MIT”), as a privately held corporation, was not subject to the reporting requirements of the Exchange Act. Therefore, there is little public information about MIT and MIT’s business operations currently available. While certain information about the business acquired by Convention Holdings prior to its merger, is provided herein, and additional information will become available in due course as we comply with our ongoing Exchange Act reporting requirements, the current lack of such information, among other factors, makes an investment in our common stock highly speculative. You should carefully consider all of the information included in this current report and in other filings we make with the Securities and Exchange Commission. In particular, you should consider carefully the factors discussed below under "Risk Factors" beginning at page 18 before deciding to invest in our common stock.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2007, Convention Holdings, through MIT CVAH Acquisition Corp, a newly formed Delaware corporation and wholly-owned subsidiary of Convention Holdings ("Acquisition Sub") acquired a 100% ownership interest in MIT through a merger of MIT with CVAH into Acquisition Sub in exchange for 32,886,779 shares of Convention Holdings' common stock (the "Merger"). In addition, 7,700,540 shares of common stock of Convention Holdings are issuable to the holders of 6% Series A Convertible Preferred Stock (“Series A Preferred Stock”) upon conversion of the Series A Preferred and 7,700,540 shares of common stock are issuable to the holders of certain warrants issued in conjunction with the Series A Preferred Stock at an exercise price of $.75 per share (the “Warrants”) issued in a private placement by MIT as of May 6, 2007. MIT is the sole shareholder of MIT Ambulatory Care Center, Inc., a Georgia corporation ("Ambulatory") and Medical Infusion Technologies, Inc., a Georgia corporation (“Infusion”). The aggregate amount of shares of common stock issuable to the shareholders of MIT pursuant to the Merger, represents 65.0% of the issued and outstanding shares of Convention Holdings’ common stock, after giving effect to any shares of common stock issuable upon conversion of the Series A Preferred Stock but without giving effect to the exercise of the Warrants. Under the terms of the Agreement and Plan of Merger (the “Agreement”) executed on May 2, 2007, the former stockholders of Convention Holdings continue to own an aggregate of 35.0% of the issued and outstanding shares of Convention Holdings’ common stock, inclusive of the common stock issuable upon conversion of the Series A Preferred Stock, but excluding the exercise of the Warrants. As a result of the Merger, Convention Holdings now owns 100% of MIT, which, in turn, continues to own 100% of the issued and outstanding shares of capital stock of Ambulatory and Infusion. On May 2, 2007, subject to the Agreement, Convention Holdings’ filed an amendment to its certificate of incorporation changing its name to MIT Holding, Inc.

Effective May 2, 2007, upon the closing of the Merger, Robert Rubin resigned from his position as sole officer of Convention Holdings. In his place, and on that same date, William C. Parker (“Mr. Parker”) was elected President and Chief Executive Officer, Arlene Wilhelm was elected Chief Operating Officer, John Sabia was elected Secretary and Controller and Brinson Clements was elected Vice President of Administration.

On April 26, 2007, Mr. Rubin, formerly the sole director, amended Convention Holdings’ bylaws to allow for two or more members to be elected to the board. Effective upon the consummation of the Merger, Mr. Parker became the second member of the board of directors. On May 2, 2007, shareholders holding a majority of the outstanding shares of common stock of the company appointed Mr. Parker Chairman of the Board of Directors, and appointed Thomas Duncan, James Bagwell, Brinson Clements, John Sabia and Steven Schuster as members effective upon the consummation of the Merger.  Meyers Associates LLP, a financial adviser to MIT, has the right to nominate one member to the Board of Directors and has nominated Mr. Rubin. No other agreements exist among present or former controlling stockholders of Convention Holdings or present or former board members of MIT with respect to the election of the members of its board of directors, and to Convention Holdings’ knowledge, no other agreements exist which might result in a change of control of Convention Holdings.

The transactions contemplated by the Agreement are intended to be a "tax-free" reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended. For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of MIT own a majority of the issued and outstanding shares of common stock of Convention Holdings, and the directors and executive officers of MIT have become the directors and executive officers of Convention Holdings.

Convention Holdings intends to carry on the business of MIT using the assets acquired from MIT in the transactions described herein.

Prior to the transactions described herein, Convention Holdings was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)). Accordingly, this Report includes the information that would be required if we were filing a registration statement for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure regarding the change in control of the registrant in Item 1.01 above is incorporated herein by reference.

Set forth below is certain information concerning the business of Convention Holdings and MIT and its subsidiaries.

Description of Convention Holdings

Convention Holdings is a Delaware corporation incorporated on June 22, 2006 and the Acquisition Sub, was incorporated on April 25, 2007, in the State of Delaware. On April 4, 2007, Convention Holdings sold all of its assets and liabilities to Frank Cassell and Tom Cassell (the “Cassells”) the sole officers of Convention Holdings. On April 5, 2004, the Cassells sold 15,000,000 shares of common stock of Convention Holdings to Bruce Meyers, as representative for certain purchasers and the holders of 707,000 shares of common stock sold such shares of common stock to 10 non-affiliated shareholders. Following the sale of all Convention Holdings’ assets on April 4, 2007, Convention Holdings no longer had any commercial operations and its primary objective was to acquire an operating company with experienced management and the potential for profitable growth. Such proposed business activities classify Convention Holdings as a “blank check” or “shell company.” Upon the effective date of the Merger, 15,250,000 shares of common stock of Convention Holdings were cancelled and the remaining 457,600 shares were converted to 10,000,000 shares of common stock through a forward stock split. On May 2, 2007, as set forth above, Convention Holdings changed its name to MIT Holding, Inc.

Although Convention Holdings is a “publicly held” company, is current in its quarterly and annual filings with the Securities and Exchange Commission and has a quotation for its shares on the OTC Bulletin Board (the “OTCBB”) there is little to no market for its shares. To the best of Convention Holdings’ knowledge, Convention Holdings’ shares have never traded on the OTCBB prior to the Merger.

THE ACQUIRED BUSINESS

MIT Holding, Inc. was incorporated under the laws of the State of Delaware on May 31, 2006 and is a holding company. Infusion was incorporated under the laws of the State of Georgia on November 12, 1991. Ambulatory was incorporated under the laws of the State of Georgia on March 24, 2005. Infusion and Ambulatory are each wholly-owned operating subsidiaries of MIT, and together Infusion and Ambulatory engage in wholesale pharmaceutical trading in intravenous and certain commodity pharmaceuticals within the United States and overseas, employ nurses and physicians who administer intravenous drugs in homes and at ambulatory centers located in Savannah, and Brunswick, Georgia, and sell and rent home medical equipment.

SUMMARY HISTORICAL FINANCIAL DATA
OF THE BUSINESS ACQUIRED

MIT’s fiscal year is the 52 or 53-week period ending on December 31 in each year. The summary statement of operations data shown below for the fiscal years 2006, 2005 and 2004 have been derived from MIT’s audited financial statements for 2005 and 2004 included elsewhere in this current report. The selected balance sheet items at December 31, 2006 and December 31, 2005 for the twelve-month period then ended have been derived from MIT’s audited financial statements included in this report.

Operating results for MIT’s fiscal years ended December 31, 2004, 2005 and 2006 are not necessarily indicative of the future results of Convention Holdings. For unaudited pro forma combined financial information of MIT and Convention Holdings giving effect to the Merger, see Item 9.01, “Financial Statements and Exhibits--Pro Forma Combined Financial Statements” beginning at page F-1. The balance sheet data of MIT at Dec. 31, 2006 does not reflect material developments since that date, including the completion of a private placement of $3,850,265.10 of Series A Preferred Stock and Warrants through May 7, 2007.

The summary financial data shown below should be read in conjunction with MIT’s financial statements and related notes and with “Management's Discussion and Analysis of Financial Condition and Results of Operations of MIT” which are included elsewhere in this report.

This financial information is only a summary and is qualified by the audited financial statements for 2006 and 2005 provided elsewhere in this current report.

Statement of Operations data:

	Year ended 2006	Year ended 2005	Year ended 2004

Revenue	$12,980,219	$16,130,920	$7,873,546

Cost of Medical Supplies	8,154,578	11,219,931	6,181,023

Gross Profit	4,825,641	4,910,989	1,692,523

Total Operating Expenses	4,576,673	4,368,967	1,376,174

Net Income from Operations	248,968	542,002	316,349

Other expenses-interest	93,869	20,307	18,096

Net income before income tax expense	155,099	521,715	298,253

Income tax expense	53,734	177,383	-

Net Income	$102,365	$344,332	$298,253

Selected Balance Sheet Items:

	December 31, 2006	December 31, 2005

Cash and cash equivalents	40,227	$620,390

Working capital	2,529,905	1,454,555

Total assets	6,848,873	3,206,670

Total current liabilities	4,113,817	1,500,684

Total long-term liabilities	4,601,297	1,200,270

Total liabilities	2,247,576	2,700,954

Total Stockholders’ equity	2,247,576	$505,716

MIT Business and Operations

Overview

Through its subsidiaries, MIT distributes wholesale drugs, administers intravenous infusions, operates ambulatory centers where therapies are administered and sells and rents home medical equipment. MIT is based in Savannah, Georgia and operates ambulatory care centers in Savannah and Brunswick, Georgia.

MIT’s growth has primarily resulted from its focus on its wholesale drug trading division which for the years ended December 31, 2005 and December 31, 2006 accounted for 65% and 74% of its revenues, respectively. MIT’s plans for future growth are based upon increasing sales in MIT’s international wholesale drug trading division. MIT plans to use a substantial portion of the proceeds of the Private Placement described below to finance the purchase and sale of pharmaceuticals in the Caribbean. Latin America and South America. There can be no assurance that MIT will be able to achieve these objectives.

Between April 5, 2007 and the date of this current report, MIT consummated a private placement (the “Private Placement”) consisting of 3,850.27 units ("Units"). Pursuant to the Private Placement, MIT may sell a maximum of 4,500 Units, including an over allotment of 1,000 Units, each Unit having a purchase price of $1,000. MIT offered the Units to institutional and accredited investors, each Unit consisting of: (i) one share of Series A Convertible Preferred Stock convertible at the holder’s option into an aggregate of 2,000 shares of common stock, $.0001 par value at a conversion price of $0.50 per share and (ii) Warrants to purchase an aggregate of 2,000 shares of Common Stock exercisable for a period of five years from the effective date of the registration statement which MIT has agreed to file with respect to the shares of Common Stock issuable upon exercise of the Warrants (the “Registration Statement”) at a price of $0.75 per share (each a “Warrant”). The shares of Series A Preferred Stock, the Warrants, and the Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants, sold under the Private Placement and the identical securities issued by Convention Holdings in exchange, are collectively referred to herein as the “Securities.”

Upon the closing of the Merger, the Securities included in the Units were automatically converted into identical securities in Convention Holdings and Convention Holdings assumed MIT’s obligation to register the Securities in a Registration Statement.

Strategy

MIT’s strategy is to focus primarily on the domestic and international wholesale distribution of IVIG and other plasma based pharmaceuticals. Initially, MIT intends to focus its expansion efforts on the Caribbean, Latin and South America.

Growth Strategy

MIT believes that there is a significant sales opportunity in the Caribbean, Latin and South American markets. MIT believes that these markets have not been serviced adequately by their current suppliers and distributors. MIT believes that it can offer customers in Caribbean, Latin and South American countries better service and lower priced products. MIT believes that it has several advantages over its potential competition in Caribbean, Latin and South American markets. MIT believes that these markets are too small for major pharmaceutical companies that would have the ability to offer a comparable high quality of service. In addition, MIT believes that the smaller companies do not have MIT’s experience in selling and handling plasma-based products to adequately service these markets or the relationships with suppliers.

MIT intends to sell products directly to private distributors and government agencies, including the military. MIT intends to enter into strategic relationships with companies in these markets in order to leverage its governmental relationships and the governmental relationships of its joint venture partners and distributors.

In addition, MIT will seek to increase its domestic wholesale distribution business by focusing its sales and marketing efforts on hospitals and other institutional purchasers.

Expansion Strategy

MIT’s expansion strategy is based upon selling its products in new markets. MIT is exploring entering the European and Far East markets. However, MIT does not anticipate entering into the European and Far East markets until 2008 if at all. In the event that MIT enters such markets, MIT believes that it will need additional financing. There can be no assurance that MIT will enter into the European and Far East markets or that it can obtain additional financing on favorable terms, if at all.

International Wholesale Distribution

General

MIT believes that it is well-positioned in size and market breadth to grow its wholesale distribution business in Latin and South American countries. MIT is establishing relationships with government agencies and distributors in such countries in order to import pharmaceuticals. MIT has utilized its knowledge of the industry to initiate governmental contacts to obtain the necessary approvals to import pharmaceutical products into the Dominican Republic, Haiti, Costa Rica, Brazil, the Bahamas, Argentina and Brazil. MIT has applied for an import license for the Dominican Republic for Gamma Globulin kits to fill existing purchase orders but has not yet received any import licenses. MIT also believes that there is a significant shortage of IVIG in many of these Latin and South America countries. Mr. Howard Shindell, a consultant to MIT since 2004 with extensive experience in finance and business development, advises MIT with respect to international sales and facilitates the wholesale international business for MIT through contacts with customers and suppliers.

In February 2007, MIT received two purchase orders from distributors in the Dominican Republic. Each is for 700,000 pharmaceutical kits for a sale price of $3,150,000. Each kit consists of a disposable syringe and 250 International Units (I.U.) of gamma globulin antitetenus. In addition, the MIT has received from the same two distributors a 12 month contract for the supply of a kits commencing April 1, 2007 that provide for minimum purchases in the aggregate of $2,250,000 per month and maximum purchases of $6,750,000 per month. Purchases under this contract will equate to annualized revenue of between approximately $27,000,000 and $81,000,000. In February 2007, MIT executed a purchase order with a supplier in India to purchase 1,400,000 kits. MIT has sent $400,000 to its supplier, but no kits will be shipped without an additional payment of approximately $500,000. The supplier and the customers are new relationships for MIT and there can be no assurance that the products will be sold in accordance with the purchase orders.

MIT has also been negotiating with other international governments and distributors, covering a wide array of pharmaceutical products and services. However, there can be no assurance that these transactions will occur on terms favorable to MIT, or at all.

Registration of Products for Sale Internationally

In order to sell pharmaceuticals internationally, MIT must register the pharmaceuticals that it intends to import into each country. MIT is registering Gamma Globulin kits and IVIG (Polygam) in the Dominican Republic. MIT estimates that registration will take approximately six-months. Many South American and Latin American countries, such as Costa Rica, have reciprocal pacts with other countries allowing for an expedited registration process for products are registered in other countries. MIT believes that registering products in the Dominican Republic will enable MIT to utilize the expedited process to sell products in Costa Rica. In addition, in certain cases, MIT may be able to obtain a temporary license to import products after all the required documentation is received from the supplier. The temporary license will be valid for six months. MIT submitted documents for a temporary license in the Dominican Republic in March 2007 and is awaiting approval.

Sources of Supply for International Operations

MIT believes that its relationships with suppliers in India, South Africa, China, Australia, New Zealand and Wales will enable MIT to meet its anticipated requirements in Latin and South America. However, many of the manufacturers are the only source of each specific pharmaceutical which MIT intends to order.

Domestic Wholesale Drug Distribution

MIT’s domestic wholesale drug distribution is conducted through Medical Infusion Technologies Inc., which sells drugs solely in the United States to other wholesale distributors. MIT distributes a wide variety of nationally known intravenous drugs from pharmaceutical producers. MIT plans to form a subsidiary to distribute drugs to outside of the United States and another subsidiary for sales to institutions, such as hospitals and nursing homes. MIT believes that its 15 years of experience with infusion therapies is particularly important in dealing with many products and engaging in wholesale distribution of these intravenous drugs.

IVIG is the leading product distributed by the wholesale division, accounting for approximately 82% of MIT’s wholesale sales in 2006, without including albumin. These immunoglobulins are a type of protein found in human blood that helps resist bacteria, viruses, and other germs. IVIG is used to treat a wide variety of disorders including: diabetic Neuropathy, CIDP, Guillain-Barre Syndrome, and Multiple Sclerosis. MIT believes that demand for IVIG will continue to grow because of its wide applications and the long treatment periods required by most patients. MIT believes that because IVIG is derived from blood, it is subject to shortages of supply.

Our Suppliers

MIT obtains the pharmaceuticals and medical equipment through several dozen pharmaceutical manufacturers and distributors. Most of the pharmaceuticals that we purchase are available from multiple sources and are available in sufficient quantities to meet our needs and the needs of MIT’s patients. However, some drugs are only available through the manufacturer and may be subject to limits on distribution. In such cases, MIT needs to establish and maintain good working relations with the manufacturer in order to assure sufficient supply to meet its patients’ needs. We utilize several national delivery companies as an important part of the local and national distribution of our products and services, particularly in the delivery of certain specialty pharmaceutical products.

Additionally, certain drugs may become subject to general supply shortages, as in 2005 with IVIG immune globulin products. Such shortages can result in cost increases or hamper MIT’s ability to obtain sufficient quantities to meet the needs of our patients. MIT works diligently to obtain commitments from its suppliers, whenever possible, to secure ample supply of drugs that are potentially subject to supply shortages, however, all of its purchasing is presently “spot” purchasing, and MIT maintains no long-term contracts with any suppliers, nor does it keep large inventories of our pharmaceuticals.

Pharmacy Services, Home Infusion Therapy and Ambulatory Centers

MIT provides infusion pharmacy services through its pharmacy in Savannah, Georgia. The pharmacy maintains a narcotics license from the Drug Enforcement Agency, and can dispense infusible and non-infusible prescription drugs to treat a wide range of chronic and acute health conditions. Many infusion therapies cost over $10,000 per patient per year. These pharmaceuticals may require refrigeration during shipping as well as special handling to prevent potency degradation. Patients receiving treatment usually require special counseling and education regarding their condition and treatment. Retail pharmacies and other traditional distributors generally are designed to carry inventories of low cost, high volume products and are not generally equipped to handle the high cost, low volume specialty pharmaceuticals that have specialized handling and administration requirements. As a result, these specialty pharmaceuticals are generally provided by pharmacies such as MIT’s that focus primarily on filling, labeling and delivering injectible pharmaceuticals and related support services.

Patients are generally referred to infusion pharmacy services providers by physicians, hospital discharge planners and case managers. The medications are mixed and dispensed under the supervision of a registered pharmacist and the therapy is typically delivered in the home of the patient by a registered nurse or trained caregiver. Depending on the preferences of the patient and/or the payor, these services may also be provided at an ambulatory infusion center. According to the NHIA, the size of the home infusion pharmacy services industry is currently between $4 and $5 billion. We believe that several factors will contribute to the continuing growth in non-hospital based infusion therapy, including:

•	Healthcare cost containment pressures;
•	Increased number of therapies that can be safely administered in patients’ homes;
•	Patient preference for at-home treatment;
•	Increased acceptance of home infusion by the medical community and by managed care organizations and other payors;
•	Technological innovations such as implantable injection ports, vascular access devices and portable infusion control devices; and
•	Increased utilization of home infusion therapies due to demographic trends, in particular increasing life expectancies.

MIT’s pharmacy customers can choose to have their therapies administered at the 3,000 square foot ambulatory care center in Savannah, Georgia staffed by four full-time registered nurses and three part-time doctors, at either of its approximately 1,000 square foot part-time ambulatory centers in Brunswick, Georgia, which are staffed on an as-needed basis, or in their own homes. MIT offers patients the following services:

•	Medication and supplies for administration and use at home or within one of our ambulatory infusion centers;
•	Consultation and education regarding the patient’s condition and the prescribed medication;
•	Clinical monitoring and assistance in monitoring potential side effects; and
•	Assistance in obtaining reimbursement.

MIT provides its patients the following home infusion therapies:

•
Total Parenteral Nutrition: intravenous therapy providing required nutrients to patients with digestive or gastro-intestinal problems, most of whom have chronic conditions requiring treatment for life;

•	Anti-infective Therapy: intravenous therapy providing medication for infections related to diseases such as osteomyelitis and urinary tract infections;
•	Pain Management: intravenous or continuous injection therapy, delivered by a pump, providing analgesic pharmaceuticals to reduce pain;
•	Other therapies: treating a wide range of medical conditions.

MIT’s primary product lines are centered upon infusion therapy. During 2006, approximately 75% of infusion therapy revenue came from home infusion therapies and 25% from clinic infusion therapies. In 2006, five therapies accounted for approximately 98% of infusion revenues administered at homes:

Intramuscular	36%
Antibiotics	14%
Subcutaneous	12%
Injections	18%
Infusions	18%

In 2006, IVIG and Synagis® products accounted for approximately 51% of therapies dispensed at MIT’s ambulatory centers.

Synagis® (palivizumab), the leading infusion product administered at the ambulatory center, is prescribed primarily between September and January. It is a monoclonal antibody licensed for any infectious disease, but is used primarily for respiratory diseases and allergies that normally establish themselves in the late summer through winter. In addition, Synagis® is also prescribed for prevention of human respiratory syncytial virus (including diseases such as measles and mumps) in pediatric patients.

Home Medical Equipment

The home medical equipment division carries a wide variety of durable medical equipment and supplies for purchase or lease. The division maintains inventory or can rapidly obtain a wide variety of home medical equipment products to match almost any request, from electric wheelchairs to nebulizers. Approximately 95% of MIT’s business in 2006 related to home medical equipment was from physician referrals.

Billing and Significant Payors

MIT derives most of its revenue from contracts with third party payors, insurance companies, self-insured employers and Medicare and Medicaid programs. Where permissible, they bill patients for any amounts not reimbursed by third party payors. For the most part, MIT’s infusion pharmacy revenue consists of reimbursement for both the cost of the pharmaceuticals sold and the cost of services provided. Pharmaceuticals are typically reimbursed on a percentage discount from the published average wholesale price (AWP) of each drug. Nursing services are typically paid separately, on a per visit basis, while other patient support services and ancillary medical supplies are either reimbursed separately or on a per diem basis, where applicable.

MIT also provides services that are reimbursable through government healthcare programs such as Medicare and state Medicaid programs. For the twelve months ended December 31, 2005 and December 31, 2006 respectively, approximately 70% and 73% of our revenue came from government healthcare programs such as Medicare and Medicaid. The amounts due from these programs represented approximately 50% of our total accounts receivable, respectively, as of December 31, 2005 and December 31, 2006.

Despite MIT’s use of a factor, MIT remains responsible for its own billing and collection practices. MIT bills payors and tracks all of its accounts receivable through computerized billing systems. These systems allow the billing staff the flexibility to review and edit claims in the system before such claims are submitted to payors, which are submitted either electronically or through the mail. MIT utilizes electronic claim submission whenever possible to expedite claim review and payment, and to minimize errors and omissions.

Even though MIT use a factor, its financial performance is highly dependent upon effective billing and collection practices. The process begins with an accurate and complete patient admission process, in which essential information about the patient, the patient’s insurance and their care needs is gathered. A critical part of this process is verification of insurance coverage and authorization from the insurance company carrier to provide the required care, which typically takes place before we initiate services.

Sales and Marketing

MIT’s sales and marketing efforts focus on establishing, maintaining and strengthening relationships with local and regional patient referral sources and maintaining existing and developing new relationships with drug manufacturers to gain distribution access as they release new products.

Most new patients are referred to MIT by physicians, medical groups, hospital discharge planners, case managers employed by Health Maintenance Organizations (HMOs), Preferred Provider Organizations (PPOs) or other managed care organizations, insurance companies and home care agencies. MIT’s sales force is responsible for establishing and maintaining these referral relationships.

Government Regulation

MIT’s operations are subject to extensive regulation by a number of governmental entities at the federal, state and local level. The industry is also subject to frequent regulatory change. Laws and regulations in the healthcare industry are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. Moreover, MIT’s business is impacted not only by those laws and regulations that are directly applicable to it but also by certain laws and regulations that are applicable to its managed care and other clients. If MIT fails to comply with the laws and regulations directly applicable to its business, it could suffer civil and/or criminal penalties, and it could be excluded from participating in Medicare, Medicaid and other federal and state healthcare programs, which would have an adverse impact on its business.

Professional Licensure.   Nurses, pharmacists and certain other healthcare professionals MIT employs are required to be individually licensed or certified under applicable state law. MIT performs criminal and other background checks on employees and takes steps to ensure that employees possess all necessary licenses and certifications, and MIT believes that its employees comply in all material respects with applicable licensure laws.

Pharmacy Licensing and Registration.   Georgia laws require that our pharmacy be licensed as an in-state pharmacy to dispense pharmaceuticals in Georgia and that home infusion companies to be licensed as home health agencies. MIT believes that it complies with all state licensing laws applicable to its business. If MIT is unable to maintain its licenses, its ability to operate would be severely limited, which could have an adverse impact on its business.

Laws enforced by the U.S. Drug Enforcement Administration (“DEA”), as well as some similar state agencies, require MIT’s pharmacy to register in order to handle controlled substances, including prescription pharmaceuticals. Federal and state laws also require that MIT follow specific labeling, reporting and record-keeping requirements for controlled substances. MIT maintains federal and state controlled substance registrations for each of its facilities that require such registration and follows procedures intended to comply with all applicable federal and state requirements regarding controlled substances.

Food, Drug and Cosmetic Act.   Certain provisions of the federal Food, Drug and Cosmetic Act govern the handling and distribution of pharmaceutical products. This law exempts many pharmaceuticals and medical devices from federal labeling and packaging requirements as long as they are not adulterated or misbranded and are dispensed in accordance with and pursuant to a valid prescription. MIT believes that it complies with all applicable requirements.

Wholesale Licenses. The DEA, the U.S. Food and Drug Administration (“FDA”) and various state regulatory authorities regulate the distribution of pharmaceutical products and controlled substances. Wholesale distributors of these substances are required to register for permits, meet various security and operating standards, and comply with regulations governing their sale, marketing, packaging, holding and distribution. The DEA, FDA and state regulatory authorities have broad enforcement powers, including the ability to seize or recall products and impose significant criminal, civil and administrative sanctions for violations of these laws and regulations. As a wholesale distributor of pharmaceuticals and certain related products, we are subject to these regulations. MIT has received all necessary regulatory approvals and believes that it is in compliance with all applicable pharmaceutical wholesale distribution requirements.

Medicare Prescription Drug, Improvement and Modernization Act of 2003.   The Medicare Prescription Drug Improvement and Modernization Act of 2003 (“MMA”) significantly expanded Medicare coverage for outpatient prescription drugs. Beginning in 2006, Medicare beneficiaries became eligible to enroll in prescription drug plans that are offered by private entities. Medicare reimbursement rates for certain pharmaceuticals were impacted by implementation of the MMA by the U.S. Department of Health and Human Services. Further Medicare reimbursement reductions and policy changes are scheduled to be implemented in the future. The Deficit Reduction Act of 2005 reduced Medicaid reimbursement for certain prescription drugs, and the U.S. Congress may consider further reductions to Medicaid reimbursement. These policies may adversely affect MIT’s pharmacy business directly and its wholesale drug distribution business indirectly.

The MMA also significantly expanded Medicare coverage for outpatient prescription drugs through new Medicare Part D. Beginning in 2006, Medicare beneficiaries became eligible to enroll in outpatient prescription drug plans that are offered by private entities and became eligible for varying levels of coverage for outpatient prescription drugs. Beneficiaries who participate select from a range of stand-alone prescription drug plans or Medicare Advantage managed care plans that include prescription drug coverage along with other Medicare services (“Part D Plans”). The Part D Plans are required to make available certain drugs on their formularies. Each Part D Plan negotiates reimbursement for Part D drugs with pharmaceutical manufacturers. For eligible Medicare beneficiaries, the cost of equipment, supplies and professional services associated with infused covered Part D drugs will continue to be reimbursed under Part A or Part B, as applicable. For beneficiaries who are dually eligible for benefit under Medicare and a state Medicaid program, covered infused drugs will be reimbursed under individual state coverage guidelines.

Stark Law & Anti-Kickback Statute. MIT and its customers are subject to fraud and abuse laws, including the federal anti-kickback statute and the Stark law. The anti-kickback statute prohibits persons from soliciting, offering, receiving or paying any remuneration in order to induce the referral of a person for the furnishing or arranging for the furnishing of any item or service or for inducing the purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering of items or services that are in any way paid for by Medicare, Medicaid, or other federal healthcare programs. The Stark law prohibits physicians from making referrals for designated health services to certain entities with which they have a financial relationship. The fraud and abuse laws and regulations are broad in scope and are subject to frequent modification and varied interpretation. MIT attempts to structure all of its business relationships to comply with these laws.

Health Information Practices. The Health Information Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder by HHS set forth health information standards in order to protect security and privacy in the exchange of individually identifiable health information. Significant criminal and civil penalties may be imposed for violation of these standards.

Pedigree Requirements. In recent years, some states have passed or have proposed laws and regulations that are intended to protect the safety of the supply channel. For example, Florida and other states are implementing pedigree requirements that require drugs to be accompanied by information tracing drugs back to the manufacturers. Georgia presently has no such statute. These and other requirements are expected to increase MIT’s cost of operations. At the federal level, the FDA issued final regulations pursuant to the Pharmaceutical Drug Marketing Act that became effective in December 2006. The regulations impose pedigree and other chain of custody requirements that increase the costs and/or burden to MIT of selling to other pharmaceutical distributors and handling product returns.

Competition

The intravenous ambulatory market is highly fragmented with a small number of high volume participants. Most intravenous therapies are originally prescribed to patients while confined to a hospital, and MIT maintains significant relationships with most of the major hospitals in the metropolitan Savannah area. There are no other listed ambulatory centers in Savannah, Georgia. One other home intravenous therapy provider operates in Statesboro, Georgia approximately 65 miles from Savannah. Coastal Medical Services also serves the Savannah area.

While a handful of large, national pharmaceutical suppliers such as Cardinal Health, Inc, McKesson Corporation and Amerisource Bergen Company compete with one another for wholesale distribution to entities such as large chain drug-stores and major metropolitan hospitals, MIT’s domestic wholesale division competes with smaller, regional wholesalers for business supplying regional hospitals, doctors, and small pharmacies, purchasers who are not the traditional customers of the largest wholesalers. In the future, MIT may also compete with larger, better established distributors for market share.

With respect to international sales, MIT competes with multinational distributors, particularly for larger sales to government agencies. MIT may also compete for sales with suppliers of its products.

Over twenty home medical equipment suppliers are in the Savannah area. Most are inside pharmacies. MIT maintains a competitive advantage in that once a patient is referred to MIT, MIT may cross-sell to the patient home medical equipment prescriptions written by the referring physician. MIT formed its home medical equipment division so that an infusion patient with a durable medical equipment prescription would not have to go to another source. Similarly, the pharmacy was established so an infusion patient with a prescription for drugs could have the prescription filled by MIT’s pharmacy.

Real Properties

MIT is headquartered in Savannah, Georgia at 115 Echols Street, while its administrative offices are at 37 West Fairmont Street Suite 202, also in Savannah. This rented facility on Echols Street consists of two buildings, one warehouses all inventory and is also the location of MIT’s pharmacy, clean room for compounding and the Savannah ambulatory center. The second building houses the wholesale trading operations. MIT also rents facilities in Brunswick for use as an ambulatory center. MIT believes that its premises are sufficient for its current operations.

The following are the key terms of MIT’s lease agreements:

•
The lease on the facility located at 115B Echols St., Savannah, GA was entered into January 1, 2007 and expires January 1, 2009. The rent is $3800 per month. This lease is personally guaranteed by William C. Parker, Chairman of the Board.

•
MIT leases two suites in the facility located at 37 W. Fairmont Avenue, Savannah, GA. The leases for Suites 202 and 204 each commenced November 1, 2004, for a term of 36 months. The monthly rent on Suite 202 is $1280, and the monthly rent on Suite 204 is $1000. This lease is personally guaranteed by William C. Parker.

•
The lease on the facility located at 393 EH Court, Brunswick, GA was entered into in April 2006, for a term of 24 months. Monthly rent for the initial 12 months is $1500, and for the next 12 months is $1545. This lease is guaranteed by William C. Parker.

Insurance

MIT caries a professional liability insurance policy that provides for coverage in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate. A successful claim not covered by our professional liability insurance or substantially in excess of our insurance coverage could cause us to pay out a substantial award, harming our financial condition and results of operations. MIT also maintains officers and directors liability insurance for aggregate coverage of $10,000,000.

Employees

As of December 31, 2006, MIT employed 46 persons on a full-time basis of which 20 were involved in administration, 16 in medical services, and 10 for durable medical equipment. None of MIT’s employees are represented by a labor union or bound by a collective bargaining unit. MIT believes that its relationship with its employees is satisfactory.

RISK FACTORS

The following summary of risks associated with MIT ’s business gives effect to the Merger. In addition to the following risks, an investor should be mindful that the business is often subject to risks not foreseen by management. Accordingly, in reviewing this current report on Form 8-K, the reader should keep in mind other risks that could be important. Any investment in MIT’s common stock is highly speculative and involves a high degree of risk. Each prospective investor is urged to carefully consider the risks and uncertainties described below, in addition to the risks set forth elsewhere in this current report on Form 8-K. While these are the risks and uncertainties that we believe are most important to consider, these risks may not be the only risks which we may face. If any of the following risks actually occur, our business, prospects, financial condition and results of operations would likely suffer and the value of MIT ’s common stock would decline.

We rely heavily on reimbursements from Medicare and Medicaid.

For the fiscal year ended December 31, 2005 and December 31, 2006, over 70% and 73%, respectively, of our ambulatory and infusion revenue came from reimbursement by federal and state programs such as Medicare and Medicaid. Reimbursement from these and other government programs is subject to statutory and regulatory requirements, administrative rulings, interpretations of policy, implementation of reimbursement procedures, retroactive payment adjustments, governmental funding restrictions and changes to, or new legislation, all of which may materially affect the amount and timing of reimbursement payments to us. Changes to the way Medicare pays for our services may reduce our revenue and profitability on services provided to Medicare patients and increases our working capital requirements.

In addition, we are sensitive to possible changes in state Medicaid programs as we do business with a number of state Medicaid providers. Budgetary concerns in many states have resulted in and may continue to result in, reductions to Medicaid reimbursement as well as delays in payment of outstanding claims. Any reductions to, or delays in collecting amounts reimbursable by state Medicaid programs for our products or services, or changes in regulations governing such reimbursements, could cause our revenue and profitability to decline and increase our working capital requirements.

Our expansion strategy is unproven and risky.

Our business strategy is to expand the sales of our products and services overseas. Our ability to implement its plans will depend primarily on the ability to attract clients, the continued manufacture of key intravenous products and the availability of qualified and cost effective sales personnel. There are no firm agreements for employment of additional marketing personnel, and there can be no assurance that any of the expansion factors will be satisfied or that we will be able to establish additional favorable relationships for the purchase, marketing and sales of its products and/or services. There can be no assurance, assuming we could hire the appropriate marketing personnel and ultimately establish additional merchandising relationships, when such events might occur or to what extent.

MIT has only a short history of intravenous drug therapy distribution abroad.

Since inception, MIT has been focused on domestic distribution of intravenous therapies. We intend to use a significant portion of the proceeds from MIT’s 2007 private placement to engage in the wholesale distribution of pharmaceutical products overseas. MIT has engaged in negotiations with foreign institutional healthcare providers, governments and distributors and has received only two purchase orders to supply any foreign entity with any products or services, and these purchase orders were recently attained and their fulfillment remains subject to various facts, including obtaining financing to purchase supplies, of which their can be no assurance. The inability to obtain such financing will adversely affect our business unless the proceeds of the Private Placement are sufficient.

Distributing drugs overseas is a heavily regulated industry, and we will be subject to both domestic and foreign governmental regulatory schemes and may be required to rely on a limited number of distributors in each foreign country in which it will sell products and may be required to obtain registrations in each country to import product. We have no significant experience complying with the legal systems of countries other than the United States. Such compliance will be time consuming and expensive, and is expected to require hiring legal and/or business advisers who are specialists in such transactions. Changes in foreign statues and regulations could adversely affect our operations. Achieving significant revenues denominated in foreign currencies would also subject our financial results to the risk of foreign exchange fluctuations.

Our growth is dependent on certain key agreements that are not yet in place and the fulfillment of two recent purchase orders.

We are negotiating with a foreign pharmaceutical manufacturer with respect to the right to distribute Polygam, a popular IVIG product, and other IVIG products to Caribbean and Latin American countries. We cannot assure you that we will enter into a definitive agreement to distribute these products overseas. Our failure to enter this or a similar distribution and manufacturing rights agreement and obtain financing to deliver products under such agreements would have a material negative impact on MIT’s revenues and targeted growth.

In February 2007, MIT received two purchase orders from distributors in the Dominican Republic, each for $3,150,000 of pharmaceutical kits and a 12-month contract from the same two distributors for the supply of kits commencing April 1, 2007 that provide for minimum purchases in the aggregate of $2,250,000 per month and maximum purchases of $6,750,000 per month. MIT has sent $400,000 to its supplier in India, but none of these orders will be filled until approximately $500,000 of additional funds are sent to such supplier. MIT will use a portion of the proceeds from the Private Placement for such purpose. There can be no assurance that the products will be sold in accordance with the terms of the purchase orders, if at all. Our failure to fill these purchase orders or the failure of any of the parties to these purchase orders or MIT’s suppliers to perform their respective obligations, including but not limited to obtaining financing or acting on a timely basis, would have a material negative impact on our revenues and targeted growth.

Our revenues are subject to fluctuations which may adversely affect our business

MIT’s revenues increased from $7.8 million in 2004 to $16.1million in 2005 and declined to $13.2 million in 2006. We believe that the decline in revenues in 2006 resulted from increased overhead expenses made in anticipation of expanding its operations upon the completion of additional financing which did not occur in 2006. Such additional overhead expenses and the lack of anticipated financing detracted from funds that would have been otherwise available to purchase products for wholesale distribution. There can be no assurance that there will not be adverse fluctuations in our revenues to the detriment of its expansion and operations.

Our accounts receivable are subject to a factoring agreement with Northern Healthcare Capital, LLC.

In May 2005, MIT entered into a purchase agreement with Northern Healthcare Capital, LLC (“Northern”), whereby Northern purchased from MIT the rights to all accounts receivable of MIT for a minimum two-year term. Over 95% of our revenues are subject to the agreement with Northern. While we believe that this agreement provides us with operating capital, it makes acquiring future financing more difficult because MIT has given up its rights to this asset during the term of the agreement. In April 2007, MIT and Northern entered into a revolving line of credit to replace the receivable purchase agreement. The initial facility amount is $2,000,000, with the facility increasing in increments of $400,000 at such time as MIT’s outstanding balance exceeds 85% of the then existing amount outstanding under the facility. This credit agreement with Northern is personally guaranteed by Mr. Parker. We are dependent on our agreement with Northern and there can be no assurance that we could obtain alternate financing on terms as favorable to us.

MIT experiences seasonal liquidity.

MIT has historically experienced seasonal liquidity due to the natural cycle of demand for our wholesale pharmaceutical products, and we expect this seasonal fluctuation in liquidity to continue. MIT historically experienced decreases in revenue in the first half of the year compared to the second half. Lesser cash flow could adversely affect MIT’s liquidity and funds available for operations.

The loss of Mr. Parker could adversely affect our operations.

Our success depends upon the availability and performance of our key employees, such as President, William C. Parker, MIT’s founder. We intend to purchase “key person” insurance for Mr. Parker for coverage in the amount of at least $1,000,000. However, MIT does not currently have such insurance, and it may not be able to obtain such insurance on favorable terms, at all. The loss of Mr. Parker’s services could have a material adverse effect upon our business and results of operations.

We are highly dependent on reimbursement from non-governmental third party payors.

We are highly dependent on reimbursement from a managed care organizations and other non-governmental third party payors. For the fiscal year ended December 31, 2005 and December 31, 2006, approximately 25% of our revenue came from managed care organizations and other non-governmental payors, including self-pay patients. Many payors seek to limit the number of providers that supply pharmaceuticals to their enrollees in order to build volume that justifies their discounted pricing. From time to time, payors with whom we have relationships require that we bid against our competitors to keep their business. As a result of such bidding process, we may not be retained, and even if we are retained, the prices at which we are able to retain the business may be less than what we sought. The loss of a payor relationship could significantly reduce the number of patients we serve and have a material adverse effect on our revenue and net income, and a reduction in pricing could reduce our gross margins and our net income.

We are subject to numerous governmental regulations, including healthcare reform laws.

Non-compliance with laws and regulations applicable to MIT’s business and future changes in those laws and regulations could have a material adverse effect on MIT. MIT’s operations are subject to stringent laws and regulations at both the federal and state levels, requiring compliance with burdensome and complex billing, substantiation and record-keeping requirements. Financial relationships between MIT and physicians, nurses, and other referral sources are also subject to strict limitations.

In addition, strict licensing and safety requirements apply to the provision of services, pharmaceuticals and equipment. Violations of these laws and regulations could subject MIT to severe fines, facility shutdowns and possible exclusion from participation in federal healthcare programs such as Medicare and Medicaid. Government officials and the public will continue to debate healthcare reform. Changes in healthcare law, new interpretations of existing laws, or changes in payment methodology may have a dramatic effect on MIT’s business and results of operations.

MIT faces downward pricing pressures.

MIT believes that continued pressure to reduce healthcare costs could have a material adverse effect on MIT’s revenue. The current market continues to exert pressure on healthcare companies to reduce health care costs, resulting in reduced margins for home healthcare providers such as MIT. Larger group purchasing organizations and supplier groups exert additional pricing pressure on home healthcare providers. These include managed care organizations, which control an increasing portion of the healthcare economy.

MIT faces competition from other providers for its products and services.

The segment of the healthcare market in which MIT operates is highly competitive. In each of its service lines, there are a number of national providers and numerous regional and local providers. Other types of healthcare providers, including, individual hospitals and hospital systems, home health agencies and health maintenance organizations have entered, and may continue to enter the market to compete with MIT’s various service lines. Some of these competitors have access to significantly greater financial and marketing resources than MIT. This may increase pricing pressure and limit MIT’s ability to maintain or increase its market share.

MIT relies heavily on a single source product manufacturer and certain distributors.

We sell intravenous therapies that are supplied to us by a variety of manufacturers, many of which are the only source of that specific pharmaceutical. In order to have access to these therapies, and to be able to participate in the launch of new intravenous pharmaceuticals, we must maintain good working relationships with the manufacturers. Most of the manufacturers of the pharmaceuticals we sell have the right to cancel their supply contracts with us without cause and after giving only minimal notice. The loss of our relationship with one or more pharmaceutical distributors may reduce our revenue and profitability. In addition, IVIG, which is comprised of approximately eight products derived from numerous manufacturers and distributors accounted for approximately 55% and 62% of MIT’s revenues for the years ended December 31, 2005 and December 31, 2006, respectively. The loss of a key pharmaceutical manufacturer could have material adverse affect on our business. There can be no assurance that MIT will have access to adequate supplies on acceptable terms to meet its demands.

Quantities of our intravenous therapies are limited.

Certain of the intravenous therapies that we distribute have limited shelf life and some, such as blood products, are subject to supply shortages. There can be no assurance that we can obtain the supplies of products that we desire. In such event, the operations of our wholesale distribution business will be adversely affected.

Development of new products that compete with MIT’s product line could materially, adversely affect its financial condition.

The pharmaceutical distribution industry is highly competitive and characterized by changing client preferences and continuous introduction of new products and/or services. MIT believes that its future growth will depend, in part, on its ability to anticipate changes in client preferences and develop and introduce, in a timely manner, new products and/or services that adequately address such changes. There can be no assurance that MIT will be successful in developing, introducing and marketing new products and/or services on a timely and regular basis. If MIT is unable to introduce new products and/or services or if MIT’s new products and/or services are not successful, such events could have a material, adverse effect upon its business, operating results and financial condition.

Changes in state and federal government regulation could restrict our ability to conduct our business.

The marketing, sale and purchase of intravenous drug therapies, pharmaceuticals, other medical supplies and provision of healthcare services generally is extensively regulated by federal and state governments. Other aspects of our business are also subject to government regulation. We believe we are operating our business in compliance with applicable laws and regulations. The applicable regulatory framework is complex, and the laws are very broad in scope. Many of these laws remain open to interpretation and have not been addressed by substantive court decisions. Accordingly, we cannot provide any assurance that our interpretation would prevail or that one or more government agencies will not interpret them differently. Changes in the law or new interpretations of existing law can have a dramatic effect on what we can do, our cost of doing business and the amount of reimbursement we receive from governmental third party payors, such as Medicare and Medicaid. Also, we could be affected by interpretations of what the appropriate charges are under government programs.

Some of the healthcare laws and regulations that apply to our activities include:

•
The federal “Anti-Kickback Statute” prohibits individuals and entities from knowingly and willfully paying, offering, receiving, or soliciting money or anything else of value in order to induce the referral of patients or to induce a person to purchase, lease, order, arrange for, or recommend services or goods covered in whole or in part by Medicare, Medicaid, or other government healthcare programs. Although there are “safe harbors” under the Anti-Kickback Statute, some of our business arrangements and the services we provide may not fit within these safe harbors or a safe harbor may not exist that covers the arrangement. The Anti-Kickback Statute is an intent based statute and the failure of a business arrangement to satisfy all elements of a safe harbor will not necessarily render the arrangement illegal, but it may subject that arrangement to increased scrutiny by enforcement authorities. Violations of the Anti-Kickback Statute can lead to significant penalties, including criminal penalties, civil fines and exclusion from participation in Medicare and Medicaid.

•
The “Stark Law” prohibits physicians from making referrals to entities with which the physicians or their immediate family members have a “financial relationship” (i.e., an ownership, investment or compensation relationship) for the furnishing of certain Designated Health Services (DHS) that are reimbursable under Medicare. The Stark Law exempts certain business relationships which meet its exception requirements. However, unlike the Anti-Kickback Statute under which an activity may fall outside a safe harbor and still be lawful, a referral for DHS that does not fall within an exception is strictly prohibited by the Stark Law. A violation of the Stark Law is punishable by civil sanctions, including significant fines and exclusion from participation in Medicare and Medicaid.

•
The Health Insurance Portability and Accountability Act of 1996 (HIPAA) provides federal privacy protections for individually identifiable health information. Through the adoption of the Privacy Rule, HIPAA set national standards for the protection of health information for providers and others who transmit health information electronically. In addition to regulating privacy of individual health information, HIPAA includes several anti-fraud and abuse laws, extends criminal penalties to private health care benefit programs and, in addition to Medicare and Medicaid, to other federal health care programs, and expands the Office of Inspector General’s (OIG’s) authority to exclude persons and entities from participating in the Medicare and Medicaid programs.

•
MIT must obtain state certain licenses to operate and dispense pharmaceuticals. If we are unable to maintain our licenses or if states or the federal government place burdensome restrictions or limitations on pharmaceutical distributors, this could limit or affect our ability to operate in some states which could adversely impact our business and results of operations.

It is unlikely that MIT will pay dividends in the foreseeable future.

MIT has not paid cash dividends to its shareholders in the past, and there is no assurance that MIT will pay dividends in the future. MIT does not intend to declare or pay cash dividends in the foreseeable future. Earnings, if any, are expected to be retained to finance and expand its business.

We may be subject to liability for the services we offer and the products we sell.

We and other participants in the health care market are likely to continue to be subject to lawsuits based upon alleged malpractice, product liability, negligence or similar legal theories, many of which involve large claims and significant defense costs. A successful claim not covered by our professional liability insurance ($1,000,000 per occurrence) or substantially in excess of our general liability insurance ($1,000,000 per occurrence) coverage could cause us to pay out a substantial award, harming our financial condition and results of operations. In addition, we retain liability on claims up to the $500 - $1,000 amount of our deductibles, which generally are upwards of $2,000 per year for infusion per occurrence. Further, our insurance policy is subject to annual renewal and it may not be possible to obtain liability insurance in the future on acceptable terms, with adequate coverage against potential liabilities, or at all. Also, claims against us, regardless of their merit or eventual outcome, could be a serious distraction to management and could harm our reputation.

Risks Related To Capital Structure

There is no assurance of an established public trading market of MIT’s securities and there can be no assurance that one will ever be established.

MIT is listed on the OTCBB under the symbol MITD, but as of May 8, 2007 there have been no trades of its shares, and there can be no assurances that a market for MIT’s common stock will be established.

MIT's Common stock is deemed to be a "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements

MIT’s common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity of MIT’s commmon stock which may result in shareholders being unable to sell their shares.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in MIT’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of MIT’s common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Item 5.01	Changes in Control of Registrant

The following table shows the stockholdings of all directors and executive officers of MIT’s principal stockholders who own beneficially more than five percent of MIT’s issued and outstanding common stock, and all directors and officers of MIT as a group as of May 2, 2007, based on 42,886,779 shares outstanding, exclusive of 7,700,540 shares of common stock issuable upon conversion of 3,850.27 outstanding shares of convertible 6% Series A Preferred Stock and 7,700,540 shares of common stock issuable upon exercise of the Warrants.

Name and Address of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class

William C. Parker (1)	President, Chairman of the Board of Directors	27,595,760	64.3%

Arlene Wilhelm	Chief Operating Officer	1,050,000	2.4%

John Sabia	Controller, Secretary, Director	0	0.0%

Brinson Clements	Director, VP of Administration	20,000	0.0%

Steven W. Schuster (3)	Director	520,000	1.2%

Thomas Duncan (2)(3)	Director	20,000	0.0%

James F. Bagwell (2)(3)	Director	20,000	0.0%

Robert Rubin (2)(3)(4)	Director	20,000	0.0%

All Executive Officers and Directors as a Group (8 persons)(3)		29,225,760	67.9%

(1)
Includes 6,000,000 shares of Common of record ownership by certain advisors and Meyers Associates, LP issued upon the consummation of the Merger and the Private Placement. Mr. Parker has an irrevocable proxy to vote these 6,000,000 shares until April 30, 2009.

(2)
20,000 shares were issued on March 19, 2007 to each of Messrs. Schuster, Duncan and Bagwell as outside directors of the Company and in May 2007 to Mr. Rubin. The shares vest on the one-year anniversary of their issuance provided the holder remains a director.

(3)	Excludes options to purchase 100,000 shares of common stock of MIT, which such options vest on May 2, 2008.

(4)
Excludes 1,494,683.7 shares of common stock held of record, warrants to purchase 173,015 shares of common stock and Series A Preferred Stock convertible into 173,015 shares of common stock by the Rubin Family Irrevocable Stock Trust, over which Mr. Rubin disclaims beneficial ownership.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Prior to the Merger, Mr. Robert Rubin served as the Chief Executive Officer and Chairman of the Board, as well as the sole director and officer of Convention Holdings. Effective upon the consummation of the merger, Mr. Parker became the second member of the board of directors. On April 30 2007, shareholders holding a majority of the outstanding shares of common stock of the company appointed Mr. Parker Chairman of the Board of Directors, and appointed Thomas Duncan, James Bagwell, Brinson Clements, John Sabia and Steven Schuster as members effective upon the Merger.  Meyers Associates LLP, a financial adviser to MIT, has the right to nominate one member to the Board of Directors and has nominated Mr. Rubin.

The following table sets forth the name and position of each of Convention Holdings’ directors as of the date hereof.

Name	Age

William C. Parker	50

John Sabia	54

Brinson Clements	50

Steven W. Schuster	52

Thomas Duncan	53

James F. Bagwell	61

Robert Rubin	66

William C. Parker

Mr. Parker has served as President, Chief Executive Officer and Chairman of the Board of Directors of MIT since its inception in 2006. Mr. Parker has managed MIT since founding the business in 1990. He serves as President, Chief Executive Officer and member of the Board of Directors of MIT’s two operating subsidiaries. Mr. Parker attended Armstrong State University in Savannah, Georgia and graduated from the American Banking Institute, in Savannah.

John A. Sabia

Mr. Sabia has served as Director, Secretary and Chief Financial Officer of MIT since February 2006. Mr. Sabia is responsible for the operations of the billing and accounting departments of MIT, and since February 2006, he has held similar positions in each of MIT’s operating subsidiaries. As an ordained minister, in 2002, he became a corporate officer for The Sanctuary of Savannah, Inc. and assumed the responsibilities as administrator and financial officer of the church until February 2006. He began working with the church in February 1997 as one of the ministers and directors for its homeless mission, Old Savannah City Mission and he served five years as executive director and administrator for the mission. Mr. Sabia has over 22 years of experience in law enforcement in the Police Department of Hialeah, Florida. Mr. Sabia holds his B.A degree from Biscayne College in Miami, Florida and a MS in Public Administration from St. Thomas University in Miami, Florida.

Brinson Clements

Mr. Clements is a director and Vice President of Administration. Mr. Clements joined MIT in November 2005, taking on positions as the Director of Human Resources and Liaison for Web Development, as well as consultant on various projects. Mr. Clements comes to MIT with over 30 years experience in the retail furniture business, where he was President of the furniture chain J.C. Clements Furniture Inc. where he was General Manager, Secretary and Treasurer from 1977 through 2004. Mr. Clements has been the owner and operator of World Furniture, LLC since August 2004 and Clements Furniture, LLC since October 2004. Mr. Clements holds a BBA in Finance from Armstrong State College, in Savannah, Georgia.

Steven W. Schuster, Esq.

Mr. Schuster became a member of the Board of Directors of MIT in 2006. Mr. Schuster has been engaged in the practice of corporate law for over 25 years and is co-chair of McLaughlin & Stern LLP’s corporate and securities department, where he has worked since 1995. Since 1997, he has served as a member of the Board of Directors of Tower Group, Inc., a publicly traded holding company whose subsidiaries are providers of insurance. Mr. Schuster received his B.A. from Harvard University in 1976 and his J.D. from New York University in 1980.

Thomas J. Duncan

Mr. Duncan became a member of the Board of Directors of MIT in September 2006. Mr. Duncan is employed with Southeast Vending, LLC, where he has been President since 2001, and he is its sole member. He has been President of Southeast Lumber and Construction, Inc. since 2001, and Secretary and Treasurer of both Custom Locators, Inc. and Auto Locators, Inc., since 2000 and 2004, respectively. Mr. Duncan maintains controlling interests in each entity. Since 2005, Mr. Duncan has been a member of the Board of Directors of CNB BanCorp Inc., the holding company for Citizens National Bank, a national commercial bank based in Windsor Virginia. Mr. Duncan graduated from the University of Georgia in 1976 with a BBA in Accounting.

James F. Bagwell

Mr. Bagwell became a member of the Board of Directors of MIT in September 2006. Mr. Bagwell has worked as a contract consultant for ABBA Corporation since July 2006. He was a partner in Global Service Group, Inc. from June 1998 through July 2006. Mr. Bagwell has been a business executive and entrepreneur for over 38 years. He has been involved in the formation of many new companies, and in management and finance in industries including retail, wholesale, manufacturing, real estate, mining, farming, medical, and charitable groups. He is a director of American Bonanza Gold Corporation, which is listed on the Toronto Stock Exchange. Mr. Bagwell holds a B.Sc. degree in Economics and Business Administration from Newberry College.

Robert Rubin

Robert Rubin became a member of the Board of Directors in April 2007. He has served as the Chairman of the Board of Directors of Solar Thin Films, Inc. f/k/a American United Global Inc, since May 1991, and was the Chief Executive Officer from May 1991 to January 1, 1994. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of the company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of the company and its subsidiaries. From January 19, 1996 to the present, Mr. Rubin served as Chairman of the Board, President and Chief Executive Officer. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986, when the business was sold to Olsten Corporation (NYSE). Mr. Rubin continued as a director of SCI until the latter part of 1987. Mr. Rubin is also a Director of Western Power and Equipment Corp. Mr. Rubin was a director of Med-Emerg, Inc., a publicly held Canadian management company for hospital emergency rooms and outpatient facilities until November 2001. Mr. Rubin was also a director of StyleSite Marketing, Inc., which liquidated its assets for the benefit of secured creditors in January 2000.

Employment Agreements

MIT and Mr. Parker have entered into an employment agreement for a term of five years commencing June 2006. The employment agreement provides for a base salary of $250,000 (exclusive of housing and expense allowances), with bonuses to be determined annually by the Board of Directors.

Pursuant to an employment agreement executed in May 2005, as amended, Ms. Wilhelm receives a salary of $108,000 per year for five years, with an eight percent annual cost of living adjustment, and an expense account of $18,000 per year. MIT also agreed to issue Ms. Wilhelm shares of common stock after the merger, which shares would have an aggregate value of $625,000 over the term of her agreement after consummation of a public offering or merger with a public company, with $125,000 worth of stock to be issued annually based on the average bid price for the sixty days prior to each annual distribution. MIT will issue such shares from its Restricted Stock Award Plan

MIT Stock Incentive Plan

MIT adopted a 2006 Restricted Stock Award Plan (the “MIT Incentive Plan”) that permits the issuance of a maximum number of stock awards equal to approximately 10% of the issued and outstanding shares of stock of MIT. The stock awards may consist of shares of common stock of MIT, stock options or stock appreciation rights to officers and employees. No awards may be made below the then market price per share of Common Stock. In March 2007, MIT awarded three outside directors options to purchase 100,000 shares of common stock of MIT at an exercise price of $0.50 per share, which options vest and become exercisable one year after the closing of the Private Placement and terminate five years thereafter. In March 2007, MIT also issued each of its outside directors 20,000 shares of common stock of MIT as compensation for services rendered and to be rendered in 2007, provided that the options vest in the outside directors one year after issuance. MIT awarded such 20,000 shares and 100,000 options to Mr. Rubin, subject to such vesting provisions, in May 2007.

Convention Holdings intends to adopt stock incentive plan similar to the MIT Incentive Plan, and to issue its common stock in lieu of the common stock of MIT granted under MIT’s Stock Incentive Plan.

Management Bonus Shares subject to Performance Criteria

MIT’s management may receive two annual share bonus awards for fiscal years 2007-2008 aggregating 15 million shares for meeting certain performance criteria. For purposes of calculating the Pre-Tax Profit Target, non-cash expenses shall be excluded. In the event that Pre-Tax Profit Target is not achieved in 2007, however the cumulative Pre-Tax Profits for fiscal years 2007 and 2008 is at least $60,000,000, then all of the bonus shares shall be awarded.

	2007	2008
Bonus Shares	10,000,000	5,000,000
Pre-Tax Profit Target	$25,000,000	$35,000,000

The bonus shares will not be reduced pro-rata to the extent the Pre-Tax Profit Targets are not achieved.

Recent Financings

In September 2006, MIT issued promissory notes in the principal amount of $250,000. The holder of a note in the principal amount of $125,000 converted such note into a Bridge Note in the principal amount of $138,889. The holder of the remaining note in the principal amount of $125,000 elected not to convert its note into a Bridge Note and received 50,000 shares of Common Stock pursuant to the terms of the promissory note. The promissory note was paid by a new investor who has agreed to receive a Bridge Note in the principal amount of $134,323, due on December 31, 2007.

In December 2006 and January 2007, MIT issued 11.39 units, each unit consisting of a promissory note in the amount of $100,000 and 200,000 shares of Common Stock. The subordinated promissory notes (each a “Bridge Note” and collectively, the “Bridge Notes”) bear interest at the rate of 10% per annum. Of such Bridge Notes, the principal amount of $988,889 and all accrued an unpaid interest is due on December 11, 2007 and $150,000 and all accrued and unpaid interest is due on January 15, 2008. The shares of common stock issued in connection with these Bridge Notes will be included in the Registration Statement. The consideration for these Bridge Notes and the shares of Common Stock issued in connection therewith consisted of $1,000,000 in cash and $138,889 from the conversion of a previously issued promissory note. MIT has used the proceeds of the recent financings for working capital. Of the aggregate $1,273,212, holders of Bridge Notes in the principal amount of $1,038,889 (plus accrued interest of $36,875.18) have converted the principal balance of their notes and accrued interest into Units in the Private Placement, holders of Bridge Notes in the original principal amount of $100,000 were paid from the proceeds of the Private Placement and a Bridge Note in the principal amount of $134,323 remains outstanding.

Through May 7, 2007, MIT had closed on an aggregate 3,850.27 Units in the Private Placement. MIT offered the Units to institutional and accredited investors, each Unit consisting of: (i) one share of Series A Convertible Preferred Stock convertible at the holder’s option into an aggregate of 2,000 shares of common stock, $.0001 par value at a conversion price of $0.50 per share and (ii) warrants to purchase an aggregate of 2,000 shares of Common Stock exercisable for a period of five years from the effective date of the registration statement which MIT has agreed to file with respect to the shares of Common Stock issuable upon exercise of the Warrants at a price of $0.75 per share.

Related Party Transactions

In July 2006, MIT Holding, Inc. acquired all of the outstanding common stock of Infusion and Ambulatory. As a result of the reorganization, Mr. William C. Parker, President of MIT, received 17,596,760 shares of Common Stock of MIT in exchange for all of his shares of Infusion and Ambulatory. In October 2006, Mr. Parker cancelled 2,500,000 shares of Common Stock of MIT.

In May 2005, Arlene Wilhelm, MIT’s Chief Operating Officer, and MIT entered into an employment agreement and stock purchase agreement. Under the agreements, Ms. Wilhelm agreed to sell all of her shares of stock of Infusion and Ambulatory for $1,200,000, with $100,000 payable upon execution and $1,100,000 payable upon the earlier of April 15, 2006 or the closing of MIT’s merger with a public company. Under the employment agreement, Ms. Wilhelm receives a salary of $108,000 per year for five years, with an eight percent annual cost of living adjustment, and an expense account of $18,000 per year. MIT also agreed to issue Ms. Wilhelm shares of common stock following its merger with a public company, which shares would have an aggregate value of $625,000 over the term of her agreement, with $125,000 worth of stock to be issued annually based on the average bid price for the sixty days prior to each annual distribution. In April 2006, MIT and Ms. Wilhelm executed an amendment to the agreement which provided for the issuance of 1,050,000 shares of Common Stock of MIT to Ms. Wilhelm and an additional deferred purchase price of $500,000. In December 2006, MIT and Ms. Wilhelm executed a second amendment which provided that the $500,000 payable on a deferred basis is payable as follows: (i) one hundred thousand dollars ($100,000) on July 1, 2007, (ii) three hundred thousand dollars ($300,000) on January 2, 2008, and (iii) and one hundred thousand dollars ($100,000) on July 1, 2008.

In November 2006, Mr. Parker purchased a house in Savannah, Georgia from MIT for $695,000, the price paid by MIT in December 2005. Mr. Parker uses the home as his primary residence. MIT used the proceeds of the purchase price to satisfy all of its obligations under a mortgage in the principal amount of $635,518.

In January 2007, MIT issued 6,000,000 shares of Common Stock to Mr. Parker in consideration for services rendered to MIT, including the proposed financing and Merger.

In January 2007, MIT issued 500,000 shares of Common Stock to Monument Enterprises LLC, an affiliate of Steven Schuster, a director of MIT. The shares were issued in consideration for advisory services rendered in 2005 and 2006.

Item 5.06	Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Merger described under Item 2.01 of this Current Report on Form 8-K, we believe that Convention Holdings is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.	Financial Statements, Pro Forma Financial Information And Exhibits.

(a):	The financial statements of MIT, including the pro-forma consolidated financial statements are filed herewith.

(d):	Exhibits:

2.1	Agreement and Plan of Merger, dated as of May 2, 2007, by and among MIT Holding, Inc. and Convention All Holdings, Inc.
3.1	Certificate of Incorporation, as amended
3.2	Bylaws
4.1	Certificate of Designations, Rights and Preferences of Series A Preferred Stock of MIT Holding Inc.
4.2	Form of warrant of MIT Holding Inc. issued in the Private Placement
4.3	Registration Rights Agreement issued to investors in the Private Placement
4.4	Registration Rights Agreement issued to investors in November 2006 Bridge Loan
4.5	Promissory Note issued to Northern Healthcare Capital
10.1	Credit and Security Agreement between MIT and Northern Healthcare Capital, dated April 2007
10.2	Unit Purchase Option dated May 2, 2007
10.3	Employment Agreement of William C. Parker dated as of June 30, 2006
10.4	Employment Agreement of Arlene Wilhelm, dated December 2006, as amended.
10.5	Employment Agreement of Dexter Truax, dated December 2006, as amended
10.6	Real Property Lease: 115B Echols St, Savannah

10.7	Real Property Lease & Guaranty: 37 W. Fairmont Ave., Suite 202, Savannah
10.8	Real Property Lease & Guaranty: 37 W. Fairmont Ave., Suite 204, Savannah
10.9	Real Property Lease & Guaranty: 393 EH Court, Brunswick
10.10	MIT’s 2006 Stock Incentive Plan
21.1	List of subsidiaries of MIT

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements

Balance Sheet as of December 31, 2006	F-3

Statements of Operations for the years ended December 31, 2006 and 2005	F-4

Statements of Stockholders’ Equity for the years ended December 31, 2006 and December 31, 2005	F-5

Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-6

Notes to Financial Statements	F-7 - F-16

DRAKEFORD & DRAKEFORD, LLC
 CERTIFIED PUBLIC ACCOUNTANTS
New York, New York

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
MIT Holding,Inc.

We have audited the consolidated balance sheet of MIT Holding,Inc. as of December 31,2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Infusion Technologies, Inc., as of December 31, 2006 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Drakeford & Drakeford, LLC
New York, New York

March 14, 2007

MIT HOLDING, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$40,227
Accounts receivable, factored	5,934,258
Inventory	377,234
Healthcare reserve	292,003

Total current assets	6,643,722

PROPERTY AND EQUIPMENT, net	28,484

OTHER ASSETS
Non-compete agreement, net	176,667

Total other assets	176,667

TOTAL ASSETS	$6,848,873

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,546,539
Income taxes payable	52,734
Litigation settlement payable	175,000
Notes payable-bank-installment loans	34,987
Notes payable-bank-lime of credit	385,625
Notes payable-other-bridge loans	918,932

Total current liabilities	4,113,817

LONG-TERM LIABILITIES
Notes payable-banks	52,480
Litigation settlement payable	435,000

Total long-term liabilities	487,480

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 5,000,000 shares authorized,no shares issued or outstanding at December 31, 2006
Common stock, $0.0001 par value, 100,000,000 shares authorized, 19,976,779 shares issued and outstanding
at December 31, 2006	19,977
Additional paid-in-capital	804,232
Retained Earnings	1,423,367

Total stockholders’ equity	2,247,576

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,848,873

The accompanying notes are an integral part of these statements.

MIT HOLDING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31, 2006	December 31, 2005

Revenue	$12,980,219	$16,130,920

Cost of medical supplies	8,154,578	11,219,931

Gross profit	4,825,641	4,910,989

Operating Expenses
Salaries and payroll cost	2,636,157	1,816,310
Selling, general and administrative	1,911,761	1,778,108
Litigation settlement expense	0	750,000
Depreciation and amortization	28,755	24,549

Total operating expenses	4,576,673	4,368,967

Net income from operations	248,968	542,022

Other expenses-interest	93,869	20,307

Net income before income tax expense	155,099	521,715

Income tax expense	52,734	177,383

Net income	$102,365	$344,332

The accompanying notes are an integral part of these statements.

MIT HOLDING, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Total
	Common stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Earnings	Equity

Balance at December 31, 2004-Restated	17,695,760	$17,696	($ 212,376)	$976,680	$782,000

Net income for the year ended December 31, 2005				344,322	344,322

Balance at December 31, 2005	17,694,760	17,696	(212,376)	1,321,002	1,126,322

Issuance of common stock for cash	1,731,085	1,731	850,491		852,222

Issuance of common stock for consulting fees	549,934	550	166,117		166,667

Net income for the year ended December 31, 2006				102,365	102,365

Balance at December 31, 2006	19,976,779	$19,977	$804,232	$1,423,367	$2,247,576

The accompanying notes are an integral part of this statement.

MIT HOLDING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2006	December 31, 2005
OPERATING ACTIVITIES
Net income	$102,365	$344,332
Adjustments for noncash and nonoperating items:
Disposal of assets	4,192	0
Depreciation and amortization	28,755	24,549
Issuance of common stock for consulting fees	166,667
Changes in operating assets and liabilities:
Receivables	(4,407,555)	(316,989)
Inventory	35,865	(213,405)
Employee advances	8,704	16,500
Healthcare reserve	(283,299)	(386,343)
Accounts payable and accrued expenses	1,732,215	380,153
Litigation payable	(140,000)	750,000
Income taxes payable	(124,649)	177,383

Cash provided (used) by operating activities	(2,876,740)	776,180

INVESTING ACTIVITIES
Capital expenditures	0	(41,331)
Non-compete agreement	0	(200,000)

Cash (used) by investing activities	0	(241,331)

FINANCIAL ACTIVITIES
Issuance of common stock for cash	852,222
Proceeds from notes	1,505,510	51,331
Payments on notes payable	(61,155)	(94,158)

Cash provided (used) by financing activities	2,296,577	(42,827)

NET INCREASE (DECREASE) IN CASH	(580,163)	492,022

CASH BALANCE BEGINNING OF PERIOD	620,390	128,368

CASH BALANCE END OF PERIOD	$40,227	$620,390

NON CASH ACTIVITIES:
Interest	$93,869	$20,307
Taxes	$52,734	$177,383

The accompanying notes are an integral part of these statements.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Nature of Operations/ Basis of Presentation

Nature of Operations
Medical Infusion Technologies, Inc. (the “Company”), was incorporated in November 1991 in the state of Georgia. The Company is a provider of intravenous therapies to patients with a wholesale pharmaceutical trading division. On July 6, 2006, an agreement and plan of merger was made between MIT Holding, Inc., a Delaware corporation, Medical Infusion Technologies, Inc., and MIT Acquisition A, Inc. By this agreement, MIT Holding, Inc. became the parent company and Medical Infusion Technologies, Inc.and Ambulatory Care, Inc., the wholly-owned subsidiaries.

Basis of Presentation
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). They consist mainly of pharmaceutical supplies and medical equipment.

3.	Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

4.	Property and Equipment

Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

4.	Property and Equipment (continued)

The estimated service lives of property and equipment are principally as follows:

Furniture and fixtures	5- 7 years
Computer equipment	3- 7 years
Vehicles	5- 7 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

5.	Factored Accounts Receivable and Factoring Agreement.

Accounts receivable comprise the following at December 31, 2006.

Receivables assigned to factor	$24,663,642
Advances (from) factor	(18,140,252)
Amounts due from factor	6,523,390
Unfactored accounts receivable	0
Allowances for returns and allowances	(589,132)

$5,934,258

On May 14, 2005, the Company entered into a factoring agreement with Northern Health Care, Inc., (“NHC”) located at 333 Seventh Avenue, New York, New York. The purchase price of the accounts were determined separately for each group of accounts purchased and were equal to the expected net realizable value of such accounts. The purchase price was determined as follows:

(a) Upon the purchase of accounts, NHC shall pay to the Company an amount equal to the lesser of (a) 85% of the purchase price of all the accounts purchased on May 14, 2005, or (b) the amount requested by the Company, less any amounts specified in Section 2.1 (b) below.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

5.	Factored Accounts Receivable and Factoring Agreement. (continued)

(b) all remaining amounts of the purchase price subsequent to the initial installment with respect to all purchased accounts shall be aggregated and paid with respect to all purchased accounts as a group, regardless of the date such accounts were or are purchased, in accordance with the provisions of this paragraph (b) and such payment of all remaining amounts of the purchase price shall be subject to the terms of the agreement and applicable legal requirements. The funds from which the subsequent installments of the purchase price are to be paid shall be limited to the funds in the reserve account from time to time pursuant to the terms of the agreement. NHC shall have no responsibility for payment of any installment of the purchase price subsequent to the initial installment except from funds available in the reserve account pursuant to the terms of the agreement.

Age of receivable on Date of purchase Calculated in days From date of service:	Discount Percent: Receivables purchased On initial closing date	Discount Percent: Receivables relating To purchased after Initial closing date	Discount Percent: Receivables relating To purchased after Initial closing date
	All receivables	Wholesale	All other receivables
1 to 15 days	5.00%	1.50%	4.00%
16 to 30 days	5.00%	1.85%	4.00%
31 to 45 days	5.00%	2.50%	4.00%
46 to 60 days	5.00%	3.25%	4.00%
Each additional 15 days	An additional 1.00%	An additional .75%	An additional .75%

Total factoring fees for the year ended December 31, 2006 aggregated $ 438,027.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

5.	Factored Accounts Receivable and Factoring Agreement. (continued)

Reserve Account:

NHC established a reserve account that will be owned, maintained, managed and controlled by NHC and the Company shall have no legal or equitable interest therein. NHC will furnish the Company a regular accounting of the reserve account on or about the 15th day of each month, for the preceding month, beginning no later than 90 days following the initial closing date of May 14, 2005.

6.	Revenue Recognition

Sales and services are recorded when products are delivered to the customers. Provision for discounts, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures.

7.	Advertising Cost

Advertising cost is expensed as incurred. Advertising expense totaled $ 78,630 for the year ended December 31, 2006 and $16,939 for the year ended December 31, 2005.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

8.	Recent Accounting Pronouncements

New accounting statements issued, and adopted by the Company, include the following:

In November 2004, the FASB issued SFAS 151, "Inventory Costs" which amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 is effective for the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a material impact on the Company's Financial Statements.

  In December 2004, the FASB, issued a revision to SFAS 123 "Share-Based Payment", also known as SFAS 123R, that amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB 25 and generally requires such transactions be accounted for using a fair-value-based method. SFAS 123R's effective date would be applicable for awards that are granted, modified, become vested, or settled in cash in interim or annual periods beginning after June 15, 2005. SFAS 123R includes three transition methods: one that provides for prospective application and two that provide for retrospective application. The Company has not yet adopted SFAS 123R.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9.	Estimates

Preparing the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 NOTE B - INCOME TAXES/SUBCHAPTER S STATUS TERMINATED

Prior to January 1, 2005, the Company had operated as a C corporation and the stockholders of the Company elected to be taxed under Subchapter S of the Internal Revenue Code. During such period, federal income taxes were the responsibility of the Company’s stockholders, as were certain state income taxes. During the year 2005, the S corporation election terminated in connection with the Company in the process of going public.

The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2006, there were no timing differences to give rise to deferred income taxes. Income taxes currently payable amounted to $52,734 as of December 31, 2006.

NOTE C - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

The Company’s short-term and long-term debt at December 31, 2006 are as follows:

	Current	Long-term	Total
The Coastal Bank-credit line	$385,625	0	$385,625
The Coastal Bank-installments	34,987	52,480	87,467
Bridge notes	918,932	0	918,932

Total	$1,339,544	52,480	$1,392,024

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE C - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (CONTINUED)

 The Coastal Bank notes consist of five notes with principal balances of $46,699, $24,024, $16,744, $110,625, and $275,000 at December 31, 2006. All notes are secured by all business assets of the Company with interest rates from 5% to 7%. Notes payable-other, consists of three bridge loans due one year from original funding.

NOTE D - COMMITMENTS AND CONTINGENCIES

Leases agreement:

The Company has a lease agreement with Dexter Truax and Joni Truax for the lease of the office space located at 115 B Echols Street, Savannah, Georgia. The term of the lease has been renewed from January 1, 2005 to December 31, 2009. The five year lease has a monthly rental fee of $3,800 with an increase cost of living per annum. . This monthly expense is prorated among the four divisions. The Company’s annual basis totals $45,600 per year thru the year 2009.

Litigation:

The Company is subject from time to time to litigation relating to the activities of the Company and in the marketplace which it serves. As of December 31, 2005, the Company was engaged in litigation relating to a financial consulting agreement. Effective April 17, 2006, an
“Agreement of Settlement” was entered into between all parties with the Company agreeing to the following consideration:

i.	The Company shall pay the sum of $50,000 on April 27, 2006;
ii.	The Company shall pay the sum of $175,000 on May 27, 2006;
iii.	Commencing on July 1, 2006 and continuing until April 1, 2007, the Company shall pay $15,000 per month on the first of every month; and
iv.	The Company shall pay the balance sum of $375,000 on or before October 17, 2007.

The total consideration of $750,000 was expensed in the year 2005. As of December 31, 2006, the Company has a current balance due of $175,000 and $435,000 as a long-term liability.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE E - RELATED PARTY TRANSACTIONS

On May 10, 2005, the Company bought the outstanding stock of Arlene Wihelm and Dexter Truax in exchange for a non-compete provision. See Note- G for terms and conditions.

NOTE F - OPERATING SEGMENTS

The Company has four principal operating segments, which are as follows:

•	Medical Infusion Technologies-“MIT”
•	MIT Wholesale-“Wholesale”
•	Medical Infusion Tech,DME-“DME”
•	MIT Ambulatory Care Center-“Ambulatory Care”

“MIT” is a provider of intravenous therapies to patients at their home, at a designated facility, or at the Company’s office facilities. MIT’s primary product lines are centered upon infusion therapy.

“Wholesale” primarily aims at a network of hard to find pharmaceuticals. It concentrates in sales on rare products in the pharmaceutical industry.

“DME” carries the gamut of durable medical equipment and supplies.

“Ambulatory Care” administers the intravenous therapies to patients.

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE F - OPERATING SEGMENTS (continued)

The following tables show the operations of the Company’s reportable segments:

	Medicel
	Infusion	Wholesale	Ambulatory	DME	Eliminations	Combined
	and MIT		Care
2006
Sales	$2,258,400	$8,845,480	$1,373,481	$615,345		$13,092,706
Intersegment sales					(112,487)	(112,487)
Net sales	2,258,400	8,845,480	1,373,481	615,345	(112,487)	12,980,219
Net income (loss)	(1,266,729)	1,077,053	53,455	238,586		102,365

Total assets	3,288,428	2,528,702	745,215	286,528		6,848,873

Interest expense	93,869	0	0	0		93,869
Depreciation	28,755	0	0	0		28,755

2005
Sales	$2,521,727	$11,470,637	$1,755,090	$508,372		$16,255,826
Intersegment sales					(124,906)	(124,906)
Net sales	2,521,727	11,470,637	1,755,090	508,372	(124,906)	16,130,920
Net income	(641,841)	373,973	517,245	94,955		344,332

Total assets	1,888,980	1,027,261	782,770	193,100	(60,000)	3,832,111

Interest expense	20,307	0	0	0		20,307
Depreciation	24,549	0	0	0		24,549

NOTE G - NON-COMPETE PROVISION (RESTRICTIVE COVENANT)

On May 10, 2005, the Company entered into two non-compete agreements with Arlene Wihelm and Dexter Truax. These agreements were amended as of December 20, 2006 as follows:

MIT HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE G - NON-COMPETE PROVISION (RESTRICTIVE COVENANT) (continued)

Arlene Wilhelm and Dexter Truax shall be granted an equity ownership in MIT Holdings, Inc., a Nevada Corporation with offices at 37 West Fairmont Avenue, Suite 202, Savannah, Georgia, equivalent to five per cent of the outstanding common stock of MIT. In addition, when the Company completes its plan to become publicly traded , Arlene Wilhelm shall receive additional compensation of five hundred thousand dollars and Dexter Truax will receive two hundred thousand dollars payable on a structured installment through the year 2008 of MIT receiving its net proceeds of the public offering.

The above amendments on December 20, 2006, to the employment agreements dated May 10, 2005, constitute the repurchase of common stock from Dexter Truax and Arlene Wilhelm of 20,000 common shares of the Company and the re-issuance of 1,050,000 shares of common stock of the Company, respectively.

Item 9 Financial Statements, Pro Forma Financial Information and Exhibits

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 2, 2007, Convention All Holdings, Inc. (“Parent”), as adjusted for the acquisition of MIT CVAH ACQUISITION CORP., a Delaware corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Parent, executed a Merger Agreement that provides for the Acquisition of MIT HOLDING, INC., a Delaware corporation (the “Company”) by the Parent in a reverse merger. The following unaudited pro forma condensed combined financial statements are based on the year ended December 31, 2006, giving effect to the transaction under the purchase method of accounting, with MIT HOLDING, INC. treated as the acquiring entity for financial reporting purposes.

The unaudited pro forma condensed combined balance sheet at December 31, 2006 presents the financial position of the Surviving Corporation assuming the merger was completed on December 31, 2006.  The pro forma condensed combined statement of operations for the year ended December 31, 2006 presents the results of operations of the Surviving Corporation, assuming the merger was completed on January 1, 2006.

The pro forma condensed combined financial statements have been prepared by management of Convention All Holdings, Inc. and MIT HOLDING, INC. based on the financial statements  included elsewhere herein.  The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change.  These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  These pro forma financial statements should be read in conjunction with the accompanying  notes and the historical  financial  information  of both Convention All Holdings, Inc. and MIT HOLDING INC. (including the notes thereto) included in this Form 8-K.

F-1

CONVENTION ALL HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2006

ASSETS

	Convention All Holdings, Inc.	MIT Holding, Inc.	Note	Pro Forma Adjustments	Pro Forma Consolidated
Cash and equivalents	$0	$40,277			$40,277

Accounts Receivable, factored		5,934,258			5,934,258

Other current assets		669,237			669,237

Total current assets		6,643,722			6,643,722

Property and equipment, net		28,484			28,484

Intangibles		176,667			176,667

Total other assets		176,667			176,667

TOTAL ASSETS	$0	$6,848,873			$6,848,873

F-2

CONVENTION ALL HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2006

LIABILITIES AND STOCKHOLDERS EQUITY

	Convention All Holdings, Inc.	MIT Holding, Inc.	Note	Pro Forma Adjustments	Pro Forma Consolidated
Current liabilities

Accounts payable and accrued expenses	$0	$2,599,273			$2,599,273

Notes and lease obligations payable		1,339,544			1,339,544

Litigation settlement payable		175,000			175,000

Total current liabilities		4,113,817			4,113,817

Long Term Liabilities

Notes payable-banks		52,480			52,480

Litigation settlement payable		435,000			435,000

Total long-term liabilities		487,480			487,480

Common stock $.000001 par value

Preferred stock

Common stock	10	19,977	(1)	(16,653)	3,334

Additional paid-in capital	19,335	804,232	(1)	16,653	840,220

Retained earnings (deficit)	(19,345)	1,423,367			1,404,022

Total stockholders equity	0	2,247,576		0	2,247,576

TOTAL LIABILITIES & STOCKHOLDERS EQUITY	$0	$6,848,873		$0	$6,848,873

The accompanying notes are an integral part of these statements.

F-3

CONVENTION ALL HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2006

	Convention All Holdings, Inc.	MIT Holding, Inc.	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$0	$12,980,219		$12,980,219

Cost of medical supplies/other		8,154,578		8,154,578

Gross Profit		4,825,641		4,825,641

Operating Expenses		4,576,673		4,576,673

Net income (loss) from operations		248,968		248,968

Total other income (expenses)		(93,869)		(93,869)

Income before provision for income taxes		155,099		155,099

Income tax expense		52,734		52,734

Net Income(Loss)	$0	$102,365		$102,365

Earnings per common share:

Basic and diluted	$0.00	$0.01		$0.00

Weighted average shares outstanding:

Basic and diluted	10,002,930	18,835,770		33,344,379

F-4

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	General

On May 2, 2007, the shareholders of Convention All Holdings, inc. completed a Merger Agreement with MIT HOLDING, INC. a Delaware corporation.   The merger was accounted for as a reverse merger, with MIT HOLDING, INC. being treated as the acquiring entity for financial reporting purposes. Convention All Holdings, Inc. had 10,000,000 shares outstanding immediately prior to the merger. In connection with this merger, Convention All Holdings, Inc. issued 32,886,779 shares of common stock in connection with the agreement which was recorded as a reverse merger and shown on the Statement of Stockholders Equity as a net issuance of 32,886,779 shares to the shareholders of MIT HOLDING, INC. Immediately following the merger, the surviving entity will have 42,886,779 shares issued and outstanding.

For financial reporting purposes, MIT HOLDING, INC. is considered the new reporting entity.

For purposes of preparing these pro forma financial statements, certain assumptions as set forth in the notes to the pro forma adjustments have been made.  As such, the pro forma adjustments discussed below are subject to change.

(2)	Fiscal Year Ends

The pro forma condensed combined statements of operations for the years ended December 31, 2006 include Convention All Holdings, Inc. and MIT HOLDING, INC.’s operations on a common fiscal year.

(3)	Pro Forma Adjustments

Subsequent to the date of the financials statements and in consideration for the merger, MIT HOLDING, INC. issued an aggregate of 12,910,000 shares of common stock in consideration for consulting fees to 17 people for an aggregate consideration of $6,455,000 or $.50 per share.

Subsequent to the date of the financial statements, MIT HOLDING, INC. entered into a private placement and selling Units consisting of shares of its Series A Convertible Preferred Stock, par value $.0001 per share, and detachable warrants to purchase shares of its Common Stock, par value $.0001 per share, in a private placement (the “Private Placement”) to accredited investors, pursuant to the terms of a Confidential Private Placement Memorandum, dated March 19, 2007, as it may be supplemented (the “Memorandum”), for the purpose of financing the ongoing business and operations of the Surviving Corporation (as defined below) following the Merger. Upon the amendment of the certificate of incorporation of the Parent, the Series A Convertible Preferred Stock and the warrants included in the Units will be exchanged for securities of the Parent.

At the Effective Time, each share of Series A Convertible Preferred Stock and each warrant of the Company outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of Series A Convertible Preferred Stock and one warrant in the Parent with identical rights and privileges. As of May 2, 2007, there are 3,850.27 shares of Series A Preferred Stock outstanding.

F-5

In April and May 2007, MIT HOLDING, INC. sold an aggregate of 3,850.27 Units from the Private Placement, each consisting of one Share of Series A Convertible Preferred Stock and Warrants to purchase 2,000 shares of common stock at an initial exercise price of $.50 per share. MIT HOLDING, INC. issued 2,774.5 Units in consideration for cash proceeds in the aggregate amount of $2,774,500 and 1,038.9 Units in consideration for promissory notes in the original principal amount of $1,038,889. Holders of promissory notes converted an aggregate of $36,875.18 of interest into 36.88 Units.

On March 19, 2007, the following outside directors were each issued options to purchase 100,000 shares of common stock at an exercise price of $.50 per share. The directors were Steven Schuster, James Bagwell and Thomas Duncan. These options vest and become exercisable from one year from the closing of the Private Placement and terminate five years from the closing of the Private Placement.

CONVENTION ALL HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2006

This balance sheet presents the combined balance sheets of Convention All Holdings, Inc. MIT CVAH ACQUISITION CORP. and MIT Holding, Inc. as though the merger had occurred on December 31, 2006, adjusted for activity related to the transaction as described below:

PRO FORMA ADJUSTMENTS

The following unaudited pro forma adjustments relate to the purchase as if it had occurred as of December 31, 2006. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

(1) Purchase Price Adjustment

The purchase price adjustment reflects the stock issuance for the purchase of MIT Holding, Inc.

F-6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MIT Holding, Inc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPANY NAME CORPORATION

By:	/s/ WilliamC.Parker
Name:	William C. Parker
Title:	Chief Executive Officer

Title

Dated: May 8, 2007